EXHIBIT 99(c)
                        FINANCIAL STATEMENTS OF THE
                    UNION PACIFIC FRUIT EXPRESS COMPANY
              AGREEMENT EMPLOYEE 401(k) RETIREMENT THRIFT PLAN
                FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

              UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
                  EMPLOYEE 401(K) RETIREMENT THRIFT PLAN


                                                               Page
                                                               ----

 Independent Auditors' Report . . . . . . . . . . . .          F-2


 Financial Statements as of December 31, 1993 and for the period August 1, 1993 (Date of Inception) through December 31, 1993:

         Statement of Net Assets Available
          for Benefits. . . . . . . . . . . . . . . .          F-3

         Statement of Changes in Net Assets
          Available for Benefits. . . . . . . . . . .          F-4

         Notes to Financial Statements. . . . . . . .      F-5 to F-7

 Supplemental Schedules as of December 31, 1993 and for the period August 1, 1993 (Date of Inception) through December 31, 1993:

         Item 27a - Schedule of Assets Held for
          Investment Purposes . . . . . . . . . . . .          F-8

         Item 27d - Schedule of Reportable
          Transactions. . . . . . . . . . . . . . . .          F-9




 Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

 INDEPENDENT AUDITORS' REPORT


 Union Pacific Fruit Express Company Agreement
   Employee 401(k) Retirement Thrift Plan:

 We have audited the accompanying statement of net assets available for benefits of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) and the related statement of changes in net assets available for benefits for the period August 1, 1993 (Date of Inception) through December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1993 and the changes in net assets available for benefits for the period August 1, 1993 (Date of Inception) through December 31, 1993 in conformity with generally accepted accounting principles.

 Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.






 Omaha, Nebraska
 May 9, 1994

              UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
                  EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                             DECEMBER 31, 1993



                             -----------------Fund Information-----------------
                               Union                 Vanguard Index    Vanguard
                              Pacific                  Trust-500      Investment
                     Total    Company    Wellington    Portfolio       Contract
                     Plan    Stock Fund     Fund         Fund         Trust Fund
                     ----    ----------  ----------  --------------   ----------

ASSETS:

Investments at fair
 value (Note 3):    $14,107     $2,049      $5,236        $6,521           $301

Employees'
 contribution
 receivable           1,876        246         732           852             46
                    -------     ------      ------        ------           ----

  Total assets       15,983      2,295       5,968         7,373            347
                    -------     ------      ------        ------           ----

Net assets available
 for benefits       $15,983     $2,295      $5,968        $7,373           $347
                    =======     ======      ======        ======           ====





The accompanying notes are an integral part of these financial statements.

                 UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
                     EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
               FOR THE PERIOD AUGUST 1, 1993 (DATE OF INCEPTION)
                           THROUGH DECEMBER 31, 1993



                             -----------------Fund Information------------------
                                Union                 Vanguard Index   Vanguard
                               Pacific                   Trust-500    Investment
                     Total     Company     Wellington    Portfolio     Contract
                     Plan     Stock Fund      Fund         Fund       Trust Fund
                     ----     ----------   ----------  -------------  ----------

ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  INVESTMENT INCOME:
   Net appreciation
   (depreciation)
   in fair value of
    investments
    (Note 3)       $   (96)    $    1       $  (87)      $  (10)        $  -
 Interest                2          -            -            -            2
 Dividends             221         15          147           59            -
                   -------     ------       ------       ------         ----
                       127         16           60           49            2

CONTRIBUTIONS:
 Employee           15,856      2,279        5,908        7,324          345
                   -------     ------       ------       ------         ----

  Total Additions   15,983      2,295        5,968        7,373          347
                   -------     ------       ------       ------         ----

NET ASSETS AVAILABLE
 FOR BENEFITS:
  Date of Inception      -          -            -            -            -
                   -------       ------     ------        ------        ----

  End of Year      $15,983     $2,295       $5,968        $7,373        $347
                   =======     ======       ======        ======        ====






The accompanying notes are an integral part of these financial statements.

              UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
                  EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                       NOTES TO FINANCIAL STATEMENTS
             FOR THE PERIOD AUGUST 1, 1993 (DATE OF INCEPTION)
                         THROUGH DECEMBER 31, 1993



 1.   Description of Plan
      -------------------

 The following description of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

 General - The Plan is a defined contribution plan covering employees of the Union Pacific Fruit Express Company (the Company) who are in a position of employment the terms of which are governed by a collective bargaining agreement entered into between the Company and a Union, to which eligibility to participate in the Plan has been extended, and have completed one year of service or were employees as of the effective date of the Plan, August 1, 1993. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

 Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

 Participant Accounts - Each participant's account is credited with the participant's contribution and allocation of the Plan earnings.
 Allocations are based on participant account balances.

 Vesting - Participants are at all times 100% vested in the value of their account.

 Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but not yet terminated employment.


 2.   Significant Accounting Policies
      -------------------------------

 The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

 Investments in the Union Pacific Company Stock Fund, Wellington Fund and the Vanguard Index Trust-500 Portfolio Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

 3.   Investments
      -----------

 Plan participants may direct their contributions in various proportions to any of the four available investment funds identified below:

         Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

         Fund B - Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

         Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 portfolio mutual fund.

         Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary Trust Company Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

 The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                                  December 31, 1993
                                       Number of Units            Fair Value
                                       ---------------            ----------


Investments at Fair Value as
 Determined by Quoted Market
 Price:

  Union Pacific Company Stock Fund     199.902 units               $ 2,049

  Wellington Fund                      256.674 units                 5,236

  Vanguard Index Trust -
   500 Portfolio Fund                  148.788 units                 6,521
                                                                   -------
                                                                    13,806
  Other investments at estimated                                   -------
  fair value                           300.970 units                   301
                                                                   -------
Total Investments at Fair Value                                    $14,107
                                                                   =======

 During the period August 1, 1993 (Date of Inception) through December 31, 1993, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $96 as follows:

                                                                   1993
                                                                   ----
 Investments at Fair Value as Determined
   by Quoted Market Price:

            Union Pacific Company Fund                            $    1

            Mutual Funds                                             (97)
                                                                  ------
   Net change in fair value                                       $  (96)
                                                                  ======

 4.   Plan Administration
      -------------------

 The Plan is administered by the Senior Vice President, Human Resources of Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.


 5.   Tax Status
      ----------

 The Company intends, in 1994, to submit an application to the Internal Revenue Service for a determination letter that the Plan meets the requirements for qualification under Section 401(a) of the Code. Subject to any amendments to the Plan required by the IRS as a condition to issuing a favorable determination letter, the Company believes that the Plan is being operated in accordance with the requirements for qualification under
 Section 401(a) of the Code and that, as a result, the related trust is exempt from tax under Section 501(a) of the Code as of the financial statement date.


 6.   Plan Termination
      ----------------

 Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.

                 UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
                     EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1993



      Column B                Column C                   Column D      Column E

                              Description of
                              Investment, Including
                              Collateral, Rate of
                              Interest, Maturity
Identity of Issue, Borrower,  Date, Par or Maturity                    Current
 Lessor or Similar Party      Value                        Cost         Value
- - - ----------------------------  ---------------------        ----        -------



Union Pacific Company Stock
 Fund*                        199.902 units               $ 2,048       $ 2,049

Wellington Fund*              256.674 units                 5,323         5,236

Vanguard Index Trust-
 500 Portfolio Fund*          148.788 units                 6,531         6,521

Vanguard Investment Contract
 Trust Fund*                  300.970 units                   301           301
                                                          -------       -------

                                                          $14,203       $14,107
                                                          =======       =======




*Represents a party-in-interest

                 UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
                     EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                          YEAR ENDED DECEMBER 31, 1993



Single Transactions Involving an Amount in
Excess of 5% of the Current Value of Plan Assets:


Column A            Column B             Column C  Column D  Column G Column H      Column I

                                                                      Current Value
                                                                      of Asset on
Identity of Party                        Purchase  Selling   Cost of  Transaction   Net Gain
   Involved        Description of Asset  Price     Price     Asset    Date          or (Loss)
- - - -----------------  --------------------  --------  -------   -------  ----------    ---------

Vanguard Fiduciary
Trust Company      Wellington Fund*       $1,081    $  -     $1,081   $1,081         $  -

Vanguard Fiduciary Vanguard Index Trust-
Trust Company       500 Portfolio Fund*   $1,446    $  -     $1,446   $1,446         $  -


Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:



Column A           Column B              Column C      Column D     Column E    Column F   Column G

                                                                    Total       Total
                                                                    Dollar      Dollar
Identity of Party                        Number of     Number of    Value of    Value of   Net Gain
   Involved        Description of Asset  Purchases     Sales        Purchases   Sales      or (Loss)
- - - -----------------  --------------------  ---------     ----------   ---------   --------   ---------


Vanguard Fiduciary Union Pacific Company
Trust Company       Stock Fund*              11            -         $2,048      $   -       $  -

Vanguard Fiduciary
Trust Company      Wellington Fund*          11            -         $5,323      $   -       $  -

Vanguard Fiduciary Vanguard Index Trust-
Trust Company       500 Portfolio Fund*      11            -         $6,531      $   -       $  -





* Represents a party-in-interest